SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2004

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego CA 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement and Item 8.01 Other Events

Proposed Financing Transactions

On September 3, 2004, PriceSmart, Inc. (the “Company”), announced its intention to enter into a transaction designed to improve the Company’s profitability by reducing the Company’s interest payments and eliminating its preferred stock dividend obligations. Additionally, the transaction, if approved by stockholders, will improve the Company’s financial position, particularly the Company’s ratio of current assets to current liabilities known as the “current ratio,” a measure often used in evaluating a company’s financial health. The Company believes that these balance sheet improvements will increase its creditworthiness, enhancing its ability to obtain vendor financing and other borrowings on more favorable terms and otherwise advance the long-term goals of the Company.

The transaction includes the following elements, each of which is subject to stockholder approval and other customary conditions:

Private Placement of Common Stock. The Company will make a private placement of shares of its common stock, par value $.0001 per share, to The Price Group, LLC, a California limited liability company (the “Price Group”), in exchange for the conversion of a $25.0 million bridge loan, together with accrued and unpaid interest (the “Bridge Loan”), extended to the Company by the Price Group on August 31, 2004 (the “Private Placement”). Directors Robert E. Price, James F. Cahill, Murray L. Galinson, and Jack McGrory, and Sol Price, a significant stockholder in the Company, are co-managers of the Price Group and collectively own a significant interest in that entity. The Bridge Loan bears interest at 8% per annum and has a term of two years. Upon conversion, the entire principal amount of the Bridge Loan, together with accrued and unpaid interest, will be converted into common stock at a price of $8 per share. The Company has agreed to register with the Securities and Exchange Commission (the “SEC”) for resale the shares of common stock issuable in connection with the conversion of the Bridge Loan.

Exchange of Common Stock for Series B Preferred Stock. The Company will issue an aggregate of 2,200,000 shares of common stock to the Sol and Helen Price Trust, the Price Family Charitable Fund, the Robert and Allison Price Charitable Remainder Trust, the Robert and Allison Price Trust 1/10/75 (collectively, the “Price Trusts”) and the Price Group (collectively, with the Price Trusts, the “Series B Holders”) in exchange for all of the outstanding shares of the Company’s 8% Series B Cumulative Convertible Redeemable Preferred Stock, par value $.0001 per share (the “Series B Exchange”). Robert E. Price, James F. Cahill, Murray L. Galinson, Jack McGrory and Sol Price are each affiliated with certain of the Price Trusts as either a director or trustee. By accepting 2,200,000 shares of common stock for the $22.0 million initial stated amount of Series B Preferred Stock, the Series B Holders will effectively be converting the shares at a price of $10 per share and will be waiving all accrued and unpaid dividends on the Series B Preferred Stock, relieving the Company of its obligation to pay such dividends. The Series B Preferred Stock currently has a conversion price of $20 per share and provides for cumulative dividends at a rate of 8% per annum. The Company has agreed to register with the SEC for resale the shares of common stock issuable in connection with the Series B Exchange.

Exchange of Common Stock for Current Obligations. The Company will issue to the Price Group shares of common stock, valued for such purpose at a price of $8 per share, as the repayment in full of all unpaid principal and accrued interest on up to $15.0 million provided to the Company by the Price Group through a vendor financing facilitation arrangement and the initial payment and all accrued interest on a $5.0 million deposit with respect to the purchase of a parcel of real property in Santiago, Dominican Republic, both previously extended to the Company by the Price Group (the “Current Obligation Exchange”). The Company expects the principal amount of the vendor financing to be $15.0 million at the time of the exchange. The Company has agreed to register with the SEC for resale the shares of common stock issuable in connection with the Current Obligation Exchange.

Rights Offering. The Company will distribute rights to all stockholders of record as of a certain date (the “Rights Offering Record Date”) allowing such stockholders to purchase: (i) for a period of one month, 1.5 shares of common stock for each share of common stock they own as of the Rights Offering Record Date at a price of $7 per share (the “$7 Right”); and (ii) for a period of eleven months beginning after the one month period referred to in part (i) above expires, 1.5 shares of common stock for each share of common stock they own as of the Rights Offering

1

Record Date at a price of $8 per share (the “$8 Right”). The $7 Right and the $8 Right will comprise a single unit (the “Rights Unit”) and may not be traded separately from one another. If a stockholder exercises a $7 Right, the related $8 Right will be canceled. Therefore, in total, stockholders will only receive sufficient rights to enable them to purchase 1.5 shares of common stock for each share they own, regardless of when they exercise their rights. The Company expects the Rights Units to be transferable separately from the common stock and expects the Right Units to be listed and traded on the Nasdaq National Market. The Price Group, the Sol and Helen Price Trust and the Robert and Allison Price Trust 1/10/75 have agreed that they will not exercise (and will not convey to any other person or entity) any rights they may receive on shares of common stock to be issued to them pursuant to the Private Placement, the Series B Exchange and the Current Obligation Exchange. The Sol and Helen Price Trust has agreed that it will not exercise (and will not convey) any rights it may receive on shares of common stock issued to it pursuant to the Series A Exchange (as defined below). Such holders will receive rights on shares of common stock they currently hold and have not indicated whether they will exercise or transfer such rights.

If upon termination of the $7 Right period referred to above the Company has not received at least $25.0 million in proceeds from the Rights Offering, the Price Group will purchase from the Company the number of shares of common stock equal to such shortfall, if any (the “Shortfall”), divided by $8 (the “Rights Offering Purchase”) at a price of $8 per share. Concurrent with such purchase of common stock by the Price Group, the Company will grant the Price Group a non-transferable put option giving the Price Group the right, at its election, to require the Company to purchase at any time during the thirty (30) days following the end of the $8 Rights period a number of shares equal to the lesser of (i) the dollar amount raised by the Company from the exercise of the $8 Rights, divided by $8, and (ii) the Shortfall, divided by $8, in each case at a price of $8 per share. The Company has agreed to register with the SEC for resale the shares of common stock issuable in connection with the Rights Offering Purchase.

Exchange of Common Stock for Series A Preferred Stock. In consideration of the agreement by unaffiliated holders of the Company’s 8% Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) to seek dismissal of a purported class action complaint on behalf of themselves and all other holders of Series A Preferred Stock not affiliated with the Company, and to reduce the impact on the Company’s common stockholders of dividends accruing on the Series A Preferred Stock, the Company will offer to exchange shares of common stock, valued for such purpose at a price of $10 per share, for all the outstanding shares of Series A Preferred Stock owned by such holders at its initial stated value plus all accrued and unpaid dividends (the “Series A Plaintiff Exchange”). The Series A Preferred Stock has a conversion price of $37.50 per share and provides for cumulative dividends at a rate of 8% per annum. The Company will also offer to exchange shares of common stock, at a price of $10 per share, for all of the outstanding shares of Series A Preferred Stock at their initial stated value plus all accrued and unpaid dividends owned by the Price Family Charitable Fund, the Price Family Charitable Trust (an entity affiliated with Sol Price), the Sol and Helen Price Trust and Grupo Gigante, S.A. de C.V., a corporation organized under the laws of the United Mexican States, provided that such holders agree to trading restrictions for a period of one year on the shares of common stock offered in the exchange equivalent to the volume limitations under SEC Rule 144 and such holders execute releases of claims they might otherwise have asserted against the Company arising from the facts alleged in the Series A plaintiffs’ complaint (collectively, with the Series A Plaintiff Exchange, the “Series A Exchange”). Director Angel Losada M. is currently Chairman of the Board of Directors and Executive President of Gigante and together with his family owns a significant interest in Gigante. All common stock received in Series A Exchange will be eligible for participation in the Rights Offering.

The Company will (i) use $10.4 million of proceeds received from the Bridge Loan to purchase a loan extended to the Company’s Philippines subsidiary by the International Finance Corporation (the “IFC”) to fund operations in the Philippines (the “IFC Philippines Loan”), and (ii) grant the IFC a warrant to purchase 400,000 shares of Common Stock at a price of $7 per share (the “IFC Warrant”). The IFC Philippines Loan will thereafter be an inter-company loan between the Company and its Philippines subsidiary on the same terms as are currently applicable under the IFC Philippines Loan. If the IFC has not exercised the IFC Warrant with respect to one-half of such shares by November 30, 2004, the IFC Warrant will automatically be exercised with respect to one-half of such shares on such date. Payment of the exercise price will be made by reducing the principal amount of one of the loans extended to the Company by the IFC, other than the IFC Philippines Loan, on a dollar-for-dollar basis. The balance of the IFC Warrant may be exercised within one year from the date of issuance in the same manner. The Price Group will grant the IFC a put option on 300,000 shares of common stock it currently holds at a strike price of $12, exercisable between November 30, 2005 and November 30, 2006. In consideration of the prepayment and the issuances of the IFC Warrant and the put option, the IFC has agreed in principle that it will (i) release $5.2 million of cash pledged as collateral to secure loans extended to the Company, known as “restricted cash,” (ii) eliminate prepayment penalties on all loans made by the IFC to the Company (iii) reduce the carrying costs on one of the loans extended to the Company by the IFC by eliminating its right to a percentage of the Company’s earnings before interest, taxes, depreciation and amortization, and (iv) assign to the Company the collateral for the IFC Philippines Loan.

2

On September 3, 2004, a Special Committee of the Board of Directors formed to, among other things, consider and approve the transaction described above, unanimously approved the transaction and recommended to the Board of Directors that it be submitted to the Company’s stockholders for their approval. The Special Committee approved the transaction following receipt of a fairness opinion from American Appraisal Associates, Inc. Each of the Private Placement, the Series B Exchange, the Current Obligation Exchange, the Rights Offering, the Rights Offering Purchase and the Series A Exchange (collectively, the “Proposed Transactions”) is subject to stockholder approval as required by continued listing requirements of the Nasdaq National Market.

In order for the Company to have the ability to issue all of the common stock contemplated by the Proposed Transactions, the Company will need to amend its Amended and Restated Certificate of Incorporation to increase the number of shares of common stock available for issuance thereunder (the “Amendment”). The Amendment will require stockholder approval. Each of the Proposed Transactions and the Amendment will be conditioned approval of all of the Proposed Transactions and the Amendment. Accordingly, if stockholders fail to approve any of the Proposed Transactions or the Amendment, then the Company will not be obligated to proceed with any of the Proposed Transactions or the Amendment.

Certain affiliates of Robert E. Price and Sol Price, including the Price Group, have agreed to enter into a voting agreement with the Company pursuant to which such entities will (i) vote in favor of all of the proposals relating to the proposed transaction and (ii) deliver irrevocable proxies in favor of such proposals. Robert E. Price, Sol Price and their affiliates (the “Prices”) beneficially own 35.4% of the Company’s common stock. The Prices additionally own approximately 8.3% of the Company’s outstanding shares of Series A Preferred Stock, which is convertible, at the holder’s option, into approximately 1% of the Company’s outstanding common stock, and the Prices also beneficially own all of the Company’s outstanding Series B Preferred Stock, which is convertible, at the holder’s option, into approximately 13.8% of the Company’s outstanding common stock. Upon completion of the Private Placement, the Series B Exchange, the Current Obligation Exchange and the Series A Exchange, the Prices will beneficially own more than 50% of the Company’s outstanding common stock. Depending on stockholder subscription in the Rights Offering, the Prices may beneficially own more than 50% of the Company’s common stock upon completion of the Proposed Transactions.

Settlement of Litigation

As stated above, a settlement has been reached in the federal securities litigation, Performance Capital, L. P. v. PriceSmart, Inc. et al., Case No. 03CV02561, pending in the United States District Court, Southern District of California, which is an alleged class action complaint filed against the Company and certain of its current and former directors and officers on behalf of a purported class of persons who purchased the Company’s Series A Preferred Stock, as well as on behalf of a purported class of persons who purchased and a purported class of persons who held the Company’s common stock during the relevant class periods. Under the settlement, which is subject to Court approval, in exchange for a release of claims brought on behalf of purchasers of Series A Preferred Stock and a dismissal of the remainder of the complaint without prejudice, the purchasers of the Series A Preferred Stock will be offered the opportunity to participate in the Series A Plaintiff Exchange. Defendants have agreed to pay reasonable attorney’s fees and expenses to plaintiffs.

A settlement has also been reached in the shareholder derivative litigation, Paulsen v. Price et al., Case No. GIC 822226, pending in the Superior Court of the State of California for the County of San Diego, purportedly filed on behalf of the Company by shareholder Greg Paulsen against current and former officers and directors of the Company. As a part of the settlement, the defendants have agreed to pay reasonable attorney’s fees and expenses to plaintiff. The settlement is subject to Court approval, which will occur following notice of the settlement to the Company’s stockholders.

Neither settlement described above will resolve the remaining six federal class action complaints still pending against the Company and certain of its current and former directors and officers in the United States District Court for the Southern District of California for alleged violations of federal securities laws.

Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the Company’s common stock. The offering of the Company’s common stock will be made only by means of a prospectus.

Item 5.05. Amendments to the Code of Ethics, or a Waiver of a Provision of the Code of Ethics

In May 2004, the Company entered into an agreement with the Price Group to sell the real estate and improvements owned by the Company in Santiago, Dominican Republic. The purchase price will be the fair market value of the property and improvements as determined by an independent appraiser. Under the terms of the agreement, the Price Group made an initial payment of $5.0 million during the third quarter of fiscal 2004, with the balance to be paid upon closing (the “Deposit”). If the closing does not occur for any reason, the Company is required to return the initial payment to the Price Group (plus accrued interest at the rate of 8% per annum). The agreement is subject to several contingencies, including the right of each party to terminate the agreement after

3

receipt of the final appraisal report, and the approval by the Board of the final terms of the agreement. The real estate purchase agreement was to terminate on August 31, 2004. As noted above, subject to stockholder approval of the Proposed Transactions, the Company will issue shares of common stock to the Price Group in satisfaction of its obligation to repay the Deposit [and the parties will terminate the real estate purchase agreement].

On December 15, 2003, the Company entered into an agreement with the Sol and Helen Price Trust, a trust affiliated with Sol Price, giving the Company the right to sell all or a portion of specified real property to the Trust at any time on or prior to August 31, 2004 at a price equal to the Company’s net book value for the respective properties and upon other commercially reasonable terms (the “Put Option”). The specified real property covers both the land and building at nine warehouse club locations. As of August 31, 2003, the net book value of this real property was approximately $54.8 million with approximately $33.1 million of encumbrances. Under the terms of the agreement, the Company would have the option, but not the obligation, to lease back one or more warehouse club buildings at an annual lease rate equal to 9% of the selling price for the building and upon other commercially reasonable terms.

On August 30, 2004, the Company’s Board of Directors approved the Bridge Loan and a 90-day extension on each of the Deposit and the Put Option (the “Extensions”) notwithstanding certain directors’ conflict of interest. In addition, on August 30, 2004, the Audit Committee of the Company’s Board of Directors approved the Bridge Loan and the Extensions notwithstanding the related-party nature of the transactions. Also, on August 30, 2004, the Company’s Board of Directors, with interested directors abstaining, waived inconsistencies with the Company’s Code of Business Conduct and Ethics (the “Code”) as they relate to the Bridge Loan and the Extensions. Further, on September 1, 2004, the Company’s Board of Directors, with interested directors abstaining, waived inconsistencies with the Company’s Code as they relate to the Proposed Transactions, subject to approval of the Special Committee of the Proposed Transactions, and the Audit Committee of the Company’s Board of Directors approved the Proposed Transactions notwithstanding the related-party nature of the transactions, subject to approval of the Special Committee of the Proposed Transactions.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2004	PRICESMART, INC.

	By:	/s/ John M. Heffner
John M. Heffner Chief Financial Officer

5